EXHIBIT 10.69

TECHNICAL SUPPORT & SERVICES AGREEMENT

          This TECHNICAL SUPPORT & SERVICES AGREEMENT (this “Agreement”), is entered into as of [December 30], 2004, by and between VaxGen, Inc., a Delaware corporation (“VaxGen”), and Celltrion, Inc., a corporation organized under the laws of the Republic of Korea (“Celltrion”). VaxGen and Celltrion are at times referred to herein collectively as the “Parties” and individually as a “Party.”

Recitals

          WHEREAS, concurrently with the execution and delivery of this Agreement, VaxGen, Nexol Biotech Co., Ltd., a corporation organized under the laws of the Republic of Korea, Nexol Co., Ltd., a corporation organized under the laws of the Republic of Korea, KT&G Corporation (formerly Korea Tobacco & Ginseng Corporation), a corporation organized under the laws of the Republic of Korea, and J. Stephen & Company Ventures Ltd., a corporation organized under the laws of the Republic of Korea (collectively with VaxGen, the “Joint Venture Partners”), are entering into an Amended and Restated Joint Venture Agreement (the “JVA”), which sets forth certain rights and obligations of the Joint Venture Partners in respect of Celltrion.

          WHEREAS, pursuant to Section 3.2 of the JVA, the Joint Venture Partners agreed to cause Celltrion to enter into this Agreement with VaxGen in order to set forth the terms and conditions on which (a) Celltrion may use certain technology previously transferred from VaxGen and (b) VaxGen may transfer in the future certain technology and provide certain services to Celltrion.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Terms of Agreement

1.       DEFINITIONS. Each capitalized term used but not specifically defined in this Agreement shall have the respective meaning ascribed to it below:

          1.1     “Affiliate” means, with respect to a Party, any Person or entity that controls, is controlled by, or is under common control with such Party, where “control” means the ownership or voting control of fifty percent (50%) or more of the outstanding voting securities of the entity in question.

          1.2      “Agreement” means this Technical Support & Services Agreement.

          1.3      “Celltrion” has the meaning set forth in the preamble of this Agreement.

          1.4      “Claim” has the meaning set forth in Section 7.1 of this Agreement.

          1.5      “Confidential Information” has the meaning set forth in Section 6.1 of this Agreement.

          1.6      “Damages” has the meaning set forth in Section 7.4 of this Agreement.

          1.7      “Disclosing Party” has the meaning set forth in Section 6.1 of this Agreement.

          1.8      “Effective Date” has the meaning set forth in Section 9.1 of this Agreement.

          1.9      “Future Technology” has the meaning set forth in Section 2.4 of this Agreement.

        1.10      “Future Technology License” has the meaning set forth in Section 2.4 of this Agreement.

       1.11      “Intellectual Property Right” means any and all intellectual property rights and industrial property rights and all other proprietary rights, including patents, patent rights, copyrights, mask work rights, knowhow, trademarks, and trade secrets and all registrations and applications for all of the foregoing in any jurisdiction.

        1.12      “JVA” has the meaning set forth in the Recitals of this Agreement.

        1.13      “Joint Venture Partners” has the meaning set forth in the Recitals of this Agreement.

        1.14      “License” has the meaning set forth in Section 2.1 of this Agreement.

        1.15      “Licensed Knowhow” means proprietary information, methods, processes, techniques, data and biological materials that are (a) owned by, or in the possession of, VaxGen as of the date hereof and which VaxGen is permitted to license or sublicense (and only for so long as VaxGen is so permitted) to Celltrion and (b) set forth on Exhibit A; it being understood that “Licensed Knowhow” shall not include any proprietary information, methods, processes, techniques, data, biological materials, or any other knowhow which is (i) owned or developed by VaxGen or any other party, or comes into the possession of VaxGen, in each case, after the date of this Agreement, or (ii) not set forth on Exhibit A. The Parties hereby agree that certain of the items set forth on Exhibit A as of the date hereof may be removed therefrom after the date hereof by the mutual agreement of the Parties.

        1.16      “Licensed Patent Rights” means patents that are (a) owned by, or in the possession of, VaxGen as of the date hereof and which VaxGen is permitted to license or sublicense (and only for so long as VaxGen is so permitted) to Celltrion and (b) set forth on Exhibit B; it being understood that “Licensed Patent Rights” shall not include (i) any patents which are owned or developed by VaxGen or any other party, or come into the possession of VaxGen, in each case, after the date of this Agreement, and (ii) any patents or rights therein that are not set forth on Exhibit B. The Parties hereby agree that certain of the items set forth on Exhibit B, if any, as of the date hereof may be removed therefrom after the date hereof by the mutual agreement of the Parties.

       1.17      “Licensed Product” shall mean any pharmaceutical formulation that is manufactured in whole or in part through the use of the Technology.

       1.18      “Parties” has the meaning set forth in the preamble of this Agreement.

       1.19      “Party” has the meaning set forth in the preamble of this Agreement.

       1.20      “Person” means any natural person, corporation, limited liability company, firm, partnership, limited partnership, limited liability partnership, trust, association or other entity, including any government or agency thereof.

       1.21      “Receiving Party” has the meaning set forth in Section 6.1 of this Agreement.

       1.22      “SEC” means the United States Securities and Exchange Commission.

       1.23      “Technology” means, collectively, the Licensed Knowhow and the Licensed Patent Rights.

       1.24      “VaxGen” has the meaning set forth in the preamble of this Agreement.

2.      LICENSES

          2.1      License Grant. Subject to the terms and conditions set forth in this Agreement, including, but not limited to, Section 2.2 and Section 2.3, VaxGen hereby grants to Celltrion a royalty free, non-exclusive, non-transferable license (the “License”) to use the Technology in the Republic of Korea for the sole purpose of manufacturing Licensed Products for sale anywhere in the world.

          2.2      Limitations on License. Notwithstanding anything to the contrary set forth in Section 2.1:

                     (a)      The License shall include the right to sublicense (each, a “Sub-License”) the Technology or any portion thereof to any third party (each, a “Sub-Licensee”) for use solely in the Republic of Korea; provided, that no such Sub-License shall be effective unless and until the Sub-Licensee has agreed in writing (i) to be bound by the terms, conditions, duties, and obligations set forth in this Agreement to the same extent that Celltrion is bound, (ii) that VaxGen is not providing any representations or warranties in respect of the Technology, and that the Technology that is the subject of the Sub-License is sublicensed to Sub-Licensee on an “as is” basis, (iii) to indemnify VaxGen for Sub-Licensee’s use of the Technology to the same extent that Celltrion is required to indemnify VaxGen pursuant to Section 7.4 hereof, (iv) that VaxGen shall have no obligations whatsoever (A) to Sub-Licensee, including, but not limited to, no obligations to provide support or other services, or (B) in respect of Sub-Licensee’s use of the Technology, and that such Celltrion shall be solely responsible to such Sub-Licensee for all such obligations, (v) that the Sub-Licensee shall have no rights whatsoever to further sublicense the Technology, and (vi) that the Sub-License shall only be effective for so long as, and only to the extent that, VaxGen is permitted to license or sublicense the Technology to Celltrion.

                     (b)      Celltrion shall have the rights set forth in Section 2.1 in respect of the Technology or any portion thereof only for so long as, and only to the extent that, VaxGen is permitted to license or sublicense the same to Celltrion; it being understood that VaxGen makes no representation and warranty as to the Technology, the License, or any right it may now have, or continue to have in the future, in respect thereof.

                     (c)     Celltrion shall not have any right to use the Technology to manufacture any Licensed Product outside of the Republic of Korea without VaxGen’s prior written consent, which consent shall not unreasonably be withheld; provided, that the withholding of such consent by VaxGen shall be deemed to be reasonable if VaxGen determines, in its sole discretion, that the use of such Technology outside of the Republic of Korea would directly or indirectly compete with VaxGen.

          2.3      No Implied Rights. Except as specifically set forth in Section 2.1, VaxGen grants no other rights of any kind or nature to Celltrion. Furthermore, there are no implied licenses or other rights of any kind or nature under this Agreement, and any rights not expressly granted to Celltrion hereunder are expressly reserved by VaxGen.

          2.4      License to Future Technology. Celltrion may from time to time request VaxGen to license, sublicense, or otherwise transfer to Celltrion other rights of any kind or nature, including, but not limited to, any proprietary information, methods, processes, techniques, data, biological materials, or patents which become owned or are developed by, or in the possession of, VaxGen after the date of this Agreement (“Future Technology”). VaxGen shall have no obligation to license or sublicense (a “Future Technology License”) any such Future Technology, but may do so in its sole discretion, which may be given or withheld for any reason or no reason. Any Future Technology License, if granted, shall be on terms mutually agreeable to VaxGen and Celltrion and set forth in a writing duly executed and delivered by the Parties.

3.      TECHNICAL SUPPORT SERVICES

          3.1      Generally. If Celltrion desires any technical support in respect of the Technology, Celltrion shall deliver a written request describing, in reasonable detail, the type of technical support requested. VaxGen shall not be required to perform or deliver any such technical support, but may choose to do so in its sole discretion and, in such case (a) the price, terms and conditions under which VaxGen will provide such technical support shall be governed by this Section 3, and (b) a detailed description of such technical support shall be set forth on Exhibit C, which exhibit shall be duly executed and delivered by the Parties and shall become a part of, and subject to, this Agreement. Any services provided by VaxGen pursuant to this Section 3.1, if any, shall be performed in a commercially reasonable manner.

         3.2       No Other Support. Except as provided in Section 3.1, VaxGen shall have no obligation to provide any technical support or other services to Celltrion.

         3.3       Compensation. Celltrion shall pay VaxGen for its performance of the technical support services as follows:

                     (a)      For each hour of time a VaxGen employee provides technical support, Celltrion shall pay VaxGen (i) the current hourly rate of such employee plus (ii) ninety percent

(90%) of each such employee’s regular salary amount in respect of overhead; provided, however, that if such employee is providing technical support for Celltrion on a full-time basis in Korea, the percentage set forth in clause (ii) above shall be adjusted as mutually agreed by the Parties.

                     (b)      For each independent contractor, consultant, agent, or other representative engaged by VaxGen to provide technical support for Celltrion, Celltrion shall reimburse VaxGen for all of its costs.

                     (c)      The amount of compensation set forth in this Section 3.3 shall not be increased except by written agreement of the Parties.

          3.4     Reimbursement of Expenses. Celltrion shall reimburse VaxGen for all costs and expenses incurred in the performance of providing the technical support pursuant to Section 3, including, but not limited to, costs and expenses for any employee, independent contractor, consultant, agent, and/or other representative of VaxGen, and all telephone, facsimile, shipping, postage, lodging, and travel expenses; provided, that Celltrion’s prior written approval shall be obtained before any travel expenses are incurred. For any costs or expenses with respect to which VaxGen seeks reimbursement or payment from Celltrion, VaxGen shall submit an itemized written statement detailing such costs and expenses, which shall be provided in a format reasonably acceptable to Celltrion.

          3.5      Payment. All payments pursuant to Section 3 shall be due and payable in United States dollars within sixty (60) days from the invoice date and shall be remitted to VaxGen. If Celltrion fails to make any payments in full within such sixty (60) day period (a) VaxGen shall have no further obligation of any kind or nature under this Agreement, (b) Celltrion shall forever forfeit its rights to any Technology granted pursuant to this Agreement, and (c) Celltrion shall continue to have the obligation to pay to VaxGen any amounts owing to VaxGen under this Agreement, including, but not limited to, under Section 3 hereof.

4.      RESERVED.

5.      IP OWNERSHIP

          5.1     VaxGen Intellectual Property Rights. As between VaxGen and Celltrion, VaxGen owns all rights, title, and interest in and to the Technology, the Future Technology, and all Intellectual Property Rights therein.

          5.2      No Implied Rights. There are no implied rights, including, but not limited to, licenses, Intellectual Property Rights, or other rights, under this Agreement, and any rights not expressly granted to Celltrion by VaxGen hereunder are expressly reserved by VaxGen.

6.      CONFIDENTIALITY

          6.1     Confidential Information. During the term of this Agreement, each party (the “Receiving Party”) may be provided with, have access to, or otherwise learn confidential and/or proprietary information of the other party (the “Disclosing Party”), including, but not limited to, certain technical information and materials, that is of substantial value to the Disclosing Party (“Confidential Information”). The Parties hereby acknowledge and agree that, unless otherwise expressly stated in writing by the Disclosing Party, all information of any kind and in whatever medium provided by a Disclosing Party to a Receiving Party shall be deemed to be Confidential Information.

          6.2      Confidentiality Obligations. All Confidential Information shall be the property of the Disclosing Party. The Receiving Party may disclose the Confidential Information of the Disclosing Party only to its employees and contractors who need to know the Confidential Information for purposes of performing under, or as contemplated by, this Agreement, and who are bound by the Receiving Party’s standard employee or contractor (as applicable) confidentiality agreements, which standard agreements shall, at a minimum, protect such Confidential Information and provide restrictions against disclosing the same substantially similar to the disclosure restrictions contained in this Section 6. The Receiving Party will take measures to maintain the confidentiality of the Confidential Information equivalent to those measures the Receiving Party uses to maintain the confidentiality of its own confidential information of like importance, but in no event less than reasonable measures. The Receiving Party will give immediate notice to the Disclosing Party of any unauthorized use or disclosure of the Confidential Information that comes to the attention of the Receiving Party’s senior management and shall assist the Disclosing Party in remedying such unauthorized use or disclosure.

          6.3      Exceptions. The confidentiality obligations set forth in this Section 6 do not extend to Confidential Information which: (i) becomes part of the public domain through no fault of the Receiving Party; (ii) is rightfully obtained by the Receiving Party from a third party which had the right to transfer such information without an obligation of confidentiality and without breaching any agreement to which it was a party; (iii) is independently developed by the Receiving Party without reference to, or use of, the Disclosing Party’s Confidential Information, as evidenced by written records; or (iv) was lawfully in the possession of the Receiving Party at the time of disclosure, without restriction on disclosure, as evidenced by written records. In addition, the Receiving Party may disclose Confidential Information of the Disclosing Party as may be required by law, court order, governmental agency or quasi governmental agency, including, but not limited to the SEC and The Nasdaq National Market, with jurisdiction; provided, that before making such a disclosure the Receiving Party first notifies the Disclosing Party promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

          6.4      Return of Confidential Information. Upon termination or expiration of this Agreement, the Receiving Party will return to the Disclosing Party or destroy all tangible copies of Confidential Information of the Disclosing Party in the Receiving Party’s possession or control and will erase from its computer systems all electronic copies thereof.

7.      INFRINGEMENT CLAIMS; INDEMNIFICATION; LIMITATIONS ON LIABILITY

          7.1      Technology. Celltrion shall notify VaxGen no later than five (5) business days after becoming aware of (a) any third party claim, action, or proceeding of any kind (a “Claim”) brought against Celltrion that alleges that the Technology infringes on the Intellectual Property

Rights of any Person, and (b) any third party that is infringing, or that Celltrion suspects is infringing, on the Technology or any Intellectual Property Rights in respect thereof. Such notification shall be in writing and, to the extent feasible, shall describe the Claim or the suspected or known infringing party or parties and the nature and extent of the infringement. VaxGen shall have the exclusive right, at its own cost and expense, (i) to control the defense and settlement of any such Claim, and (ii) to take any and all actions, including, but not limited to, bringing legal action, to cause the alleged infringement to cease, and Celltrion shall cooperate with VaxGen, in all reasonable respects, in respect of such defense, settlement or action; provided.” that if VaxGen does not notify Celltrion in writing of its election to control such defense or settlement, or to take such actions, within thirty (30) days after being notified of the same by Celltrion, Celltrion shall be entitled, at its own costs and expense, to control such defense and take such actions in its sole discretion.

          7.2      Reserved.

          7.3      Indemnification by VaxGen. VaxGen shall defend at its own expense any Claim brought against Celltrion, its Affiliates (other than VaxGen), and any of their directors, officers, employees, and agents, and shall indemnify Celltrion for any loses, obligations, liabilities, damages, judgments, awards, demands, claims, actions, cause of action, assessments, expenses for penalties, fines, costs and expenses (collectively, “Damages”), to the extent, but only to the extent, the Claim or Damages are in respect of any injury to person arising out of the use of any Technology by VaxGen; provided, that VaxGen shall have no obligation to defend or indemnify under this Section 7.3 to the extent that the Claim or the Damages arise out of, or are related to, any willful or negligent act or omission by Celltrion, its Affiliates (other than VaxGen), or any of their directors, officers, employees, and agents. VaxGen also shall have the right to control the defense of any such Claim or settlement thereof. VaxGen’s indemnify obligations in this Section 7.3 are expressly conditioned in their entirety on Celltrion notifying VaxGen promptly in writing of any such Claim, and Celltrion cooperating and assisting in the defense thereof.

          7.4      Indemnification by Celltrion. Celltrion shall defend at its own expense any Claim brought against VaxGen, its Affiliates (other than Celltrion), and any of their directors, officers, employees, and agents, and shall indemnify VaxGen for any Damages to the extent, but only to the extent, the Claim or Damages are in respect of any injury to person arising out of the use of any product manufactured or sold by Celltrion and based primarily on a claim relating to the Technology; provided, that Celltrion shall have no obligation to defend or indemnify under this Section 7.4 to the extent that the Claim or the Damages arise out of, or are related to, any willful or negligent act or omission by VaxGen, its Affiliates (other than Celltrion), or any of their directors, officers, employees, and agents. Celltrion also shall have the right to control the defense of any such Claim or settlement thereof. Celltrion’s indemnity obligations in this Section 7.4 are expressly conditioned in their entirety on VaxGen notifying Celltrion promptly in writing of any such Claim, and VaxGen cooperating and assisting in the defense thereof.

          7.5      Limitations on Liability. Notwithstanding any other provision of this Agreement to the contrary, including, but not limited to, Sections 7.1 through Section 7.4, neither Party shall be liable to the other for indirect, incidental, special or consequential damages arising out of or resulting from any term or condition of this Agreement, including, but not limited to, any such damages arising out of a breach of any provision hereof.

8.      CONSENT AND COMPLIANCE WITH LAW

          8.1      Compliance with Law by Celltrion. Celltrion shall comply with all applicable international, national, regional, and local laws and regulations with regard to its activities under this Agreement, including, but not limited to, any applicable import and export laws and regulations and the U.S. Foreign Corrupt Practices Act. Celltrion will obtain, at its own expense, all necessary permits, licenses, registrations, and approvals needed in connection with any and all uses of the transferred Technology.

          8.2      Compliance with Law by VaxGen. VaxGen shall comply with all applicable international, national, regional, and local laws and regulations with regard to its activities under this Agreement, including, but not limited to, any applicable import and export laws and regulations and the U.S. Foreign Corrupt Practices Act.

9.      TERM AND TERMINATION

          9.1      Term. This Agreement shall be effective on the date (the “Effective Date”) that all of the following three conditions are satisfied: (a) it has been executed and delivered by the Parties, (b) the Parties have executed and delivered that certain (i) Termination Agreement and (ii) letter agreement (relating to the agreement by VaxGen to exercise its option to purchase shares of common stock of VaxGen-Celltrion, Inc., a California corporation, held by Celltrion), each dated on even date herewith, and (c) the JVA is executed and delivered by the parties thereto. If and when this Agreement becomes effective, and unless earlier terminated in accordance with Section 9.2, this Agreement will continue in effect until March 25, 2017.

          9.2      Termination

                      (a)      Each Party will have the right to terminate this Agreement, effective immediately, by giving the other Party written notice of termination, if:

                               (i)      the other Party materially breaches any of its obligations under this Agreement and fails to cure such breach to the reasonable satisfaction of the terminating Party within thirty (30) days after receipt of written notice thereof from the terminating Party;

                               (ii)      the other Party (A) is not paying, or admits in writing its inability to pay, its debts generally as they become due, (B) has an order for relief under any applicable bankruptcy or insolvency law involuntarily entered against it, (C) makes an assignment for the benefit of creditors, or applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (D) institutes any proceeding seeking to have entered against it an order for relief under any applicable bankruptcy or insolvency law to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it; or

                               (iii)      the other Party dissolves, liquidates, or ceases to conduct business.

                     (b)      VaxGen shall have the right, but not the obligation, to terminate this Agreement if VaxGen is no longer a shareholder of Celltrion. Any such termination shall be effective upon delivery by VaxGen of a written notice of such termination to Celltrion.

          9.3      Effects of Termination

                     (a)      Upon expiration or termination of this Agreement by VaxGen, Celltrion shall immediately (i) discontinue all use of the Technology, (ii) return all Technology and VaxGen Confidential Information that is in tangible form to VaxGen, and (ii) destroy or erase any and all other Technology or VaxGen Confidential Information.

                     (b)      Upon expiration or termination of this Agreement by Celltrion, VaxGen shall immediately (i) return all Celltrion Confidential Information that is in tangible form to Celltrion, and (ii) destroy or erase any and all other Celltrion Confidential Information.

          9.4      Survival. Upon the expiration or termination of this Agreement, all of the provisions of this Agreement shall terminate and no longer have any force or effect, except that Sections 1, 5, 6, 7, 9.3, 9.4, and 11 will survive such expiration or termination; provided, that (a) if Celltrion terminates this Agreement pursuant to Section 9.2, Sections 2.1 through 2.3 shall survive the termination of this Agreement in respect of any Technology licensed to Celltrion prior to the termination of this Agreement, and (b) the termination or expiration of this Agreement shall not in any way affect the right of any Party to seek damages or any other available remedy for any breach of this Agreement that occurred prior to the date of such termination or expiration. In addition, any amounts owing by one Party to the other under this Agreement as of the date of such termination or expiration shall be paid no later than five (5) business days after such termination or expiration.

10.      RESERVED

11.      GENERAL

          11.1      Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflicts of law. Any proceeding which arises out of or relates in any way to the subject matter of this Agreement shall be brought in the Superior Court of California, County of San Francisco, or the United States District Court for the Northern District of California. The Parties hereby consent to the jurisdiction of the State of California and the United States of America, and waive their right to challenge any proceeding involving or relating to this Agreement on the basis of lack of jurisdiction over the person or forum non conveniens.

          11.2      Notices. All notices, requests, demands, claims, and other communications permitted or required to be given under this Agreement shall be in writing. Any such notice, request, demand, claim, or other communication shall be deemed duly given and received (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service, charges prepaid, (c) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail (with electronic verification of its transmission), or (d) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

(a)	If to VaxGen:

VaxGen, Inc.
1000 Marina Boulevard
Brisbane, California 94005-1841
Attention: Dr. Lance K. Gordon, CEO
Facsimile: (650) 624-1001
Email: lgordon@vaxgen.com

(b)	If to Celltrion:

Celltrion, Inc.
1001-5 Dongchun-Dong, Yeonsu-Gu
Incheon City, 405-220, Korea
Attention: Mr. Jung-Jin, Seo
Facsimile: 82-32-850-5040
Email: jjseo@celltrion.com

          11.3      Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts and by facsimile signature, each of which shall be considered an original and all of which, together, shall be deemed one and the same agreement.

          11.4      Entire Agreement. This Agreement (including the exhibits hereof) constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings of the Parties with respect thereto, whether oral or written.

          11.5      Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          11.6      Assignment. Neither Party to this Agreement may assign this Agreement or any of its rights, interests, or obligations hereunder; provided, that VaxGen may assign its rights and obligations under this Agreement to any third party or parties that acquire, in one transaction or series of related transactions, all or substantially all of its assets or control of fifty percent (50%) or more of its voting securities in connection with any merger, stock sale, or other business combination or transaction.

          11.7      Waiver. Any term of this Agreement or the performance thereof may only be waived in writing by the Party entitled to the benefit or performance of such term.

          11.8      Amendments.This Agreement may not be amended except in writing signed by the Parties.

          11.9      Successors and Assigns.The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under, or by reason of, this Agreement, except as expressly provided in this Agreement.

          11.10    Titles and Subtitles.The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          11.11   Further Assurances.Each Party to this Agreement shall take all actions and execute all documents reasonably necessary to effectuate the purposes and intents of this Agreement.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

VAXGEN, INC.		CELLTRION, INC.

By:		By:

Name:	Dr. Lance Gordon	Name:	Jung-Jin Seo

Title:	Chief Executive Officer	Title:	CEO & Representative Director